UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2013

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 13, 2013. There were 169,066,583 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:

Proposal One - Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Douglas C. Yearley, Jr.	129,490,238	6,912,107	15,992,736
Robert S. Blank	128,702,844	7,699,501	15,992,736
Edward G. Boehne	128,693,958	7,708,387	15,992,736
Richard J. Braemer	122,411,904	13,990,441	15,992,736
Carl S. Marbach	129,050,249	7,352,096	15,992,736
Stephen A. Novick	128,179,803	8,222,542	15,992,736
Paul E. Shapiro	129,057,578	7,344,767	15,992,736
Proposal Two - Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
150,422,321	1,741,873	230,885
Proposal Three - Advisory and Non-Binding Vote on Executive Compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
134,587,332	1,230,667	584,342	15,992,740

Proposal Four - Re-approval of the Material Terms of the Performance Goals under the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Employees (2007):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
132,865,014	3,382,892	154,436	15,992,739

Proposal Five - Stockholder Proposal Relating to a Majority Voting Standard in the Election of Directors:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,403,273	75,604,190	394,879	15,992,739

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 13, 2013	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer